STATE OF NORTH CAROLINA          )
                                 )        AGREEMENT AND RELEASE
COUNTY OF ROCKINGHAM             )


     THIS AGREEMENT AND RELEASE ("Agreement"), made and entered into this the ___ day of February, 1999, by and between C. Monroe Light ("Light") of Martinsville, Virginia and Pluma, Inc. ("Pluma" or the "Company"), a corporation with its principal offices in Eden, North Carolina;

     WHEREAS, Light is employed by the Company as Executive Vice President; and

     WHEREAS, the parties have determined that it is in their mutual best interests to terminate the employment relationship between them upon the terms and conditions set forth herein; and

     WHEREAS the parties have entered into this Agreement for the purpose of resolving any actual or potential disputes between them.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and adequate consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Light hereby resigns as an employee of Pluma, effective January 1, 1999. However, if Light so elects, he may remain on the Company's Board of Directors (the "Board") until his term thereon expires (provided Light is under no obligation to remain on the Company's Board). In any event, Light shall not stand for re-election for the Company's Board when his current term thereon expires.



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     2. Pluma will pay to Light the sum of $61,000 on the Effective Date of this
Agreement (as defined in Section 10(H)), or if the Effective Date is a weekend day, on the first business day thereafter. Pluma will pay to Light the sum of $40,000 on September 30, 1999; Pluma will pay to Light the sum of $35,000 on June 30, 2000; and Pluma will pay to Light the sum of $40,000 on the date that the last Monthly Installment (as defined in Section 3, below) is due.

     3. In addition to the payments made pursuant to Section 2 above, Pluma shall pay to Light $174,000 in monthly installments as hereinafter set forth (the Monthly Installments), with the first such Monthly Installment being due and payable on the Effective Date (or if the Effective Date is a weekend day, on the first business day thereafter) and subsequent Monthly Installments being due on the same day of each consecutive month thereafter for seventeen months. The first six Monthly Installments shall be in the amount of $5,000 each and the last eighteen Monthly Installments shall be in the amount of $8,000 each. The Monthly Installment payments shall be made in accordance with Pluma's standard payroll procedure until the entire sum of $174,000 has been paid to Light. Payments made to Light under Section 2 and this Section 3 shall be subject to federal and state income tax withholding procedure, if applicable, and any other withholdings required by federal and state law, if any.

     4. So long as Light continues to serve on Pluma's Board, Pluma shall provide to Light the same medical and dental insurance coverage benefits as the Company generally

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provides to its employees in accordance with its standard procedures during the time period that he continues to serve on the Board. This obligation on the part of Pluma shall terminate on the date Light ceases to serve on the Company's Board. Thereafter, Light will have all rights provided under COBRA with respect to medical and dental insurance coverage.

     5. Other than the payments and other benefits provided in this Agreement and except as set forth below, Pluma shall have no obligation to make any payments to or for the benefit of Light, or to provide any benefits to Light of any kind (including the payment of any benefit under the Pluma, Inc. Deferred Compensation Plan for Selected Management Employees [the "Deferred Compensation Plan"]) and, except as set forth in the next two paragraphs hereof, Light expressly releases Pluma of and from any obligation to make any other payments or provide any other benefits to him arising out of or related to his employment by Pluma.

     Notwithstanding the foregoing, Pluma acknowledges that Light is a participant in Pluma's 401(k) plan available to all Pluma employees (the "401(k) Plan") and that this Agreement shall in no way restrict Light's full right to participate in the 401(k) Plan by receiving any sums due him thereunder as of the date hereof and at the times and in the manner specified in the 401(k) Plan.

     Furthermore, notwithstanding Light's waiver of his right to participate in the Company's Deferred Compensation Plan as set forth above, in the event the Company is unable, for any reason, to fulfill its obligations under this Agreement, Light shall have the

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option to assert a claim under the Deferred Compensation Plan (the "Plan Claim")
in lieu of asserting his rights as a result of the Company's default under this Agreement. The amount of the Plan Claim, if asserted, shall be reduced, dollar for dollar, by the gross amount of cash payments made by the Company under Sections 2 and 3 of this Agreement (including amounts withheld for federal or state income tax purposes).

     6. Pluma's obligation to make the payments to Light as set forth in Sections 2 and 3 above shall survive Light's death. In the event of Light's death, any payments still due and owing under this Agreement at the time of Light's death shall be made at the times set forth herein to his estate, personal representative or heirs as may be designated in his last will and testament, or in the absence of such will, in accordance with the intestate laws of the Commonwealth of Virginia.

     7. On the Effective Date, the Company agrees to transfer to Light the split dollar life insurance policy owned by the Company on the life of Light. Thereafter, Light shall be responsible for said policy and the Company shall have no further obligation with reference thereto.

     8. Light agrees that for a period of three years from the effective date of this Agreement he will not in any fashion, form or manner, either directly or indirectly, solicit or use for his own purposes or for the purposes of any third party, or divulge, disclose or communicate to any third party, "confidential business information" in any form concerning Pluma. As used herein, "confidential business information" means any information

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concerning the business and operations of Pluma, its agreements or relations with agents, contractors, customers or employees, the status of work in progress, its products, processes, costs, pricing, customers, employees, trade secrets, plans, commercial intentions, business practices, or financial matters. Light further agrees that he will not, while receiving payments under this Agreement, disparage the business operations of Pluma.

     9. Light will return to Pluma, at or prior to the cessation of his employment, all copies of documents or other materials which contain or otherwise reflect "confidential business information", including, without limitation, letters, memoranda, notes, reports, calendars, telegrams, telecopies, contracts, records, tables, charts, photographs, video and audio tapes and transcriptions thereof, computer records--including, without limitation, any and all computer discs, computer tapes and electronic or "E" mail--and business or financial records. However, should Light elect to remain on the Board of Pluma pursuant to Section 1 hereof, such confidential business information need not be returned to the Company until such time as he resigns from the Board or his current term ends.

     10. LIGHT SPECIFICALLY ACKNOWLEDGES THE FOLLOWING:

     (A) THAT HE HAS BEEN GIVEN AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER AND NEGOTIATE THE TERMS RESULTING IN THIS AGREEMENT;

     (B) THE COMPANY ADVISES LIGHT THAT HE SHOULD CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS AGREEMENT, AND HE

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ACKNOWLEDGES THAT HE HAS HAD THE OPPORTUNITY TO CONSULT AN ATTORNEY AND THAT HE
HAS EXERCISED HIS RIGHT TO DO SO;

     (C) THAT HE HAS SEVEN (7) DAYS FOLLOWING THE EXECUTION OF THIS AGREEMENT (THE TIME SET FORTH IN SECTION 10(A) ABOVE) TO REVOKE THE AGREEMENT, AND THE AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL AFTER THIS SEVEN (7) DAY PERIOD HAS EXPIRED. IN ORDER TO REVOKE THIS AGREEMENT, LIGHT SHOULD ADVISE PLUMA IN WRITING OF HIS ELECTION TO REVOKE IT WITHIN THE SEVEN (7) DAY PERIOD.

     (D) THAT HE RECOGNIZES THAT HE IS SPECIFICALLY RELEASING, AMONG OTHER CLAIMS, ANY CLAIMS HE MAY HAVE ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT AND ALL AMENDMENTS THERETO, AND THAT THIS RELEASE IS KNOWING AND VOLUNTARY;

     (E) THAT HE IS NOT WAIVING ANY RIGHTS OR CLAIMS THAT HE MAY HAVE WHICH ARISE AFTER THE EFFECTIVE DATE OF THIS AGREEMENT;

     (F) THAT THIS AGREEMENT IS INTENDED BY THE PARTIES TO COMPLY WITH THE TERMS AND PROVISIONS OF THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990 AND ALL AMENDMENTS THERETO;

     (G) THAT IN EXECUTING THIS AGREEMENT HE IS RECEIVING CONSIDERATION IN EXCESS OF THAT TO WHICH HE IS ALREADY ENTITLED.

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     (H) THAT, AS USED HEREIN, THE PHRASE "EFFECTIVE DATE" SHALL REFER TO THE
FIRST DAY AFTER THE EXPIRATION OF THE SEVEN (7) DAY PERIOD DESCRIBED IN PARAGRAPH 10(C) HEREIN.

     11. Light hereby knowingly and voluntarily releases Pluma, its predecessors, successors, parents, subsidiaries, affiliates and its officers, directors, shareholders, agents and employees (hereinafter the "Released Parties") from any and all claims which he may have as of the Effective Date of this Agreement against the Released Parties related to any employment discrimination claims he may have under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, The Older Workers Benefit Protection Act, the Vocational Rehabilitation Act of 1973, the Americans With Disabilities Act, the Family Medical Leave Act, the Employee Retirement Income Security Act, and any claim for wrongful discharge, retaliatory discharge, breach of contract, or any other claim for wages due him from Pluma. Light further agrees that he will not file or permit to be filed any legal or administrative proceeding seeking personal, equitable or monetary relief against the Released Parties as to any matter arising out of or related to his employment, compensation during his employment, or termination of his employment with Pluma. Should any person, organization, agency or other entity file any action, charge or complaint against the Released Parties as to any matters released herein, Light agrees not to seek or accept any personal, equitable or monetary relief in that action.

     12. Except as otherwise required by any governmental or regulatory law or court decision, Pluma and Light agree not to disclose, either directly or indirectly, any information

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whatsoever regarding the substance of this Agreement, with the exception of any attorney they may consult regarding its terms.

     13. In the event of the initiation of any proceeding by Light against any of the Released Parties, this Agreement and release may be plead in bar to any claim of Light and a counterclaim for breach of this Agreement may be asserted. Light shall indemnify the Released Parties from any loss or damage whatsoever, including costs, expenses and attorneys fees, incurred in defense of said proceeding.

     14. Light and Pluma agree that this constitutes the entire agreement of the parties, all prior or contemporaneous representations having been merged herein. It is further agreed that there are no other representations, promises or inducements that have been made to cause the execution of this Agreement that are not expressly set forth herein. This Agreement may not be modified absent a written agreement executed by all parties hereto.

     15. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     16. This Agreement shall be construed in accordance with the laws of the State of North Carolina.

     17. If any provision of this Agreement is determined by a court of competent jurisdiction to be void, voidable, unlawful or for any reason unenforceable, such provision shall be deemed fully severable, and the balance of this Agreement shall be given full force and effect.


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     IN TESTIMONY WHEREOF, the parties have hereto set their hands and seals the day and year first written above.

                                         _____________________________(SEAL)
                                         C. Monroe Light


                                         Pluma, Inc.


                                         _____________________________(SEAL)
                                         By:



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